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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

JPX GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54793	26-2801338
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11650 South State Street, Suite 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

______________________________________________________________________________________________________________________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03	Material Modification to Rights of Security Holders

On August 30, 2017, JPX Global, Inc. (the “Company”) as a result of the unanimous vote of the Board of Directors and a majority of the voting shares of capital stock, amended and restate its Articles of Incorporation in the form attached hereto as Exhibit 3(i) (the “Amendment”). The purpose of the Amendment was to:

(i)       Increase the authorized common stock to One Million Five Hundred Million.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2017, the Company filed the Amendment as more particularly described in Item 3.03 above.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 30, 2017, as a result of the approval of the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock, the Company filed the Amendment as more particularly described in Item 3.03 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3(i) Amended and Restated Articles of Incorporation of JPX Global, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPX Global, Inc.

Date: August 30, 2017	By: /s/ Chene C. Gardner
Chene C. Gardner
Chief Executive Officer